SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2006

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 1.01	Entry into a Material Definitive Agreement

Background

During 2002, two of the Company’s executive officers, Thomas A. Murdock and Roger D. Dudley (the “Lenders”), sold shares of our Class A common stock owned by them and advanced the resulting proceeds amounting to $333,000 to the Company under the terms of a revolving line of credit (the “LOC”) and related promissory note (the “Note”). The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, were originally due and payable on June 10, 2003. Fonix and the Lenders have agreed to postpone the maturity date on several occasions, most recently through June 30, 2006.

Extension Agreement

On June 22, 2006, the Company and the Lenders entered into an extension agreement that extended the term of repayment of the Note through September 30, 2006. The Company and the Lenders also agreed to amend the LOC Agreement. In consideration for the extension of the repayment date of the Note, the Lenders and the Company amended the LOC Agreement to provide that so long as any amounts remain outstanding under the LOC, the Company granted to Messrs. Murdock and Dudley the right to appoint the greater of (A) 3 directors or (B) a majority of the members of the Company’s Board of Directors.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Financial Statements

None

(b)	Exhibits

10.1	Extension Agreement between the Company and Thomas A. Murdock, Trustee, dated as of June 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: June 22, 2006

	By:	/s/ROGER D. DUDLEY
Roger D. Dudley
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)